Exhibit 10.4

AMENDMENT NO. 1
TO THE NORTH AMERICAN COAL CORPORATION
EXCESS RETIREMENT PLAN
(Effective January 1, 2008)

The North American Coal Corporation hereby adopts this Amendment No. 1 to The North American Coal Corporation Excess Retirement Plan (Effective January 1, 2008) (the "Plan"), to be effective as of, and contingent upon, the “Spin Off Date,” as such term is defined in the 2012 Separation Agreement between NACCO Industries, Inc. and Hyster-Yale Materials Handling, Inc. Words used herein with initial capital letters which are defined in the Plan are used herein as so defined.

Section 1

Section 2.04 of the Plan is hereby amended by deleting the phrase “any bonus under the Company's annual incentive compensation plan(s)” and replacing it with the phrase “any bonus under the Company's Annual Incentive Compensation Plan or the NACCO Industries, Inc. Annual Incentive Compensation Plan.”

Section 2

Section 3.01(a) of the Plan is hereby amended by adding the following new sentence to the end thereof, to read as follows:

“Notwithstanding any provision of the Plan to the contrary, the 2012 Compensation deferral election (including Bonuses earned in 2012 that will be paid in 2013) made prior to December 31, 2011 by any Participant who was a participant in the NACCO Materials Handling Group, Inc. Excess Retirement Plan (the “NMHG Excess Plan”), and who transferred employment to NACCO as of the Spin-Off Date (as such term is defined in the 2012 Separation Agreement between NACCO and Hyster-Yale Materials Handling, Inc.), shall continue in full force and effect under this Plan after the Spin-Off Date.”

EXECUTED this 12th day of September, 2012.

THE NORTH AMERICAN COAL CORPORATION

By: /s/ Charles A. Bittenbender
Title: Charles A. Bittenbender
Assistant Secretary

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